Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Atossa Genetics, Inc.

Seattle, Washington

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement No. 333-192285, Post-Effective Amendment No.2 of our report dated March 30, 2015, relating to the consolidated financial statements of Atossa Genetics, Inc., which is incorporated by reference in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

BDO USA, LLP

Seattle, Washington

April 23, 2015